Exhibit 99.1




 The Knot Reports Third Quarter and Nine Month 2006 Financial Results

      Net Income Increases to $3.3 Million on a 41% Revenue Gain

    Reminder: Conference Call Today at 2:30 Dial-In 800-638-7172
(ID#8734121)



    NEW YORK--(BUSINESS WIRE)--Nov. 13, 2006--The Knot, Inc. (NASDAQ:
KNOT, www.theknot.com), a leading lifestage media company targeting couples planning their weddings and future lives together, today reported financial results for its third quarter and nine months ended September 30, 2006.

    WeddingChannel Acquisition

    As previously announced, on September 8, 2006, The Knot completed its acquisition of WeddingChannel.com, Inc. The results of operations for WeddingChannel are included in the results of operations for The Knot since that date.

    Third Quarter 2006 Results

    For the third quarter of 2006, The Knot reported net revenues of $18.5 million, up 41% from net revenues of $13.1 million in the third quarter of 2005. The current period includes revenue contributed from the WeddingChannel operation of approximately $1.5 million. Each of the Knot's revenue streams contributed to the remaining gain of $3.9 million which represented growth of 30% over the prior year. National and local online advertising revenues led the increase, up 35% over the prior year. Merchandising revenue continued to rebound and was ahead by 25% while publishing and other revenue rose by 24%.

    "As the clear market leader in the bridal category, we are moving quickly to maximize our platforms for our advertisers who want to directly reach the largest audience of brides and grooms," said Knot CEO David Liu. "We are pleased with the progress we are making in the integration of the WeddingChannel operations. We initially focused on the consolidation of the warehouse and fulfillment functions for the wedding supplies business at our facility in Redding, California. This was completed in September."

    The Knot reported net income for the third quarter of 2006 of $3.3 million, or $0.12 per basic and $0.11 per diluted share, up sharply from net income of $722,000 or $0.03 per basic and diluted share in the third quarter of 2005. Total operating expenses in the third quarter of 2006 include approximately $295,000 of amortization of acquired intangibles recorded in connection with the acquisition of WeddingChannel. Total operating expenses in the third quarter of 2005 included approximately $1.5 million in professional fees related to the Company's prior litigation with WeddingChannel.

    "During the quarter, we made a further investment to extend our reach in the newlywed space with the launch of the premier issue of The NEST magazine, which we have started publishing on a controlled circulation basis," Mr. Liu said. "The response so far has been enthusiastic, and the November holiday issue has new advertisers on board. Our brand strategy calls for cross platform product extensions, and we are following the same plan that has built a loyal audience for The Knot. The purchasing power of our audience from engagement to first time parents is beginning to attract a wide range of advertisers who want to influence our audience early in the buying cycle," Mr. Liu concluded.

    Effective January 1, 2006, The Knot began recording expense associated with employee stock options including rights associated with its Employee Stock Purchase Plan, in accordance with Statement of Financial Accounting Standards No. 123(R). The adoption of this standard resulted in a reduction in net income of $111,000 and $383,000 for the three and nine months ended September 30, 2006, respectively, or $0.02 and $0.01 per basic and diluted share. There was no impact on basic and diluted earnings per share for the three months ended September 30, 2006. Total stock-based compensation, including expenses associated with restricted common shares, was $388,000 and $1.1 million for the three and nine months ended September 30, 2006, respectively. Stock-based compensation expense was $24,000 for each of the three and nine months ended September 30, 2005.

    For the nine months ended September 30, 2006, The Knot reported net revenues of $51.0 million and net income of $8.8 million, or $0.36 per basic and $0.33 per diluted share, compared to net revenues of $38.6 million and net income of $2.5 million or $0.11 per basic and $0.10 per diluted share in 2005. Professional fees related to the Company's prior litigation with WeddingChannel.com, Inc. were approximately $3.7 million for the nine months in 2005.

    Recent Highlights

    On September 8, 2006, The Knot completed its acquisition of WeddingChannel.com, Inc. The Knot issued approximately 1.15 million shares of its common stock and paid approximately $61.7 million in cash, which includes an estimated working capital adjustment of $3.8 million, in exchange for all of the capital stock and stock options of WeddingChannel. The Knot funded the cash portion of the purchase price with cash on hand and the net proceeds of its Follow-On Offering of common stock completed on August 15, 2006.

    The Company also added three new members to its Board of Directors in September. The new directors are: Eileen Naughton, Regional Sales Director of Google, Ira Carlin, Chairman-International of MAGNA Global Worldwide, and Peter Sachse, Chairman and CEO of Macys.com. These new additions to the Board bring a unique blend of collective experience and leadership in growing media brands, expanding global operations, managing media and marketing initiatives and steering companies through important transitions.

    The Nest brand celebrated the launch of the first book directed to its growing newlywed audience, The Nest Newlywed Handbook: An Owner's Manual to Modern Married Life. The first in a series of four with Clarkson Potter, The Nest Newlywed Handbook debuted on October 11th with a six-city media tour featuring editor in chief, Carley Roney. The tour was an overwhelming success producing broadcast publicity in each market with appearances on Good Day Atlanta, Fox 5 Morning News D.C. and PBS "To the Contrary" among others.

    NOVEMBER 13 CONFERENCE CALL AND WEBCAST

    The Knot will host a conference call with investors at 2:30 p.m. ET today to discuss its third quarter financial results. Participants should dial in at 800-638-7172 ((ID#8734121) at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the Internet on the Investor Relations section of The Knot Web site, accessible at www.theknot.com/investor-relations.

    To access the Web cast, participants should visit The Knot Web site at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

    REPLAY INFORMATION

    A replay of the webcast will also be archived on The Knot website approximately two hours after the conference call ends for a period of two weeks and will also be available at 800-642-1687 reference #
8734121

    About The Knot, Inc.

    The Knot (NASDAQ: KNOT; www.theknot.com) is a leading lifestage media and services company. The Company's flagship brand, The Knot, is the nation's leading wedding resource that reaches over 1 million engaged couples each year through the web, newsstands, bookstores, national television and more. Its wedding websites, TheKnot.com and WeddingChannel.com are the most-trafficked online wedding destinations for information and registry gifts. The Company also offers a diverse collection of print publications including national and regional wedding magazines, seven books, a video on demand (VOD) service for Comcast Cable, and content distribution partnerships with MSN, Scripps Howard, and The McClatchy Company. The Knot owns and operates several brands targeted before and beyond the wedding day, including newlywed resource The Nest (www.thenest.com), party-planning portal PartySpot.com, teen site PromSpot.com, online personals site GreatBoyfriends.com, and a localized information resource for parents, "the lilaguide" (lilaguide.com). The Knot is based in New York and has several other offices across the country.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry and (v) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.



                            The Knot Inc.
                     Consolidated Balance Sheets
                            (in thousands)

                                            September 30, December 31,
                                                2006          2005
                                             (Unaudited)   (Audited)
                                            ------------- ------------
Assets
Current assets:
  Cash and cash equivalents                 $     70,652  $    17,685
  Short-term investments                           7,000       11,550
  Accounts receivable, net                         8,901        4,805
  Inventories                                      1,913        1,622
  Deferred production and marketing costs            541          419
  Other current assets                             1,571          881
                                            ------------- ------------
Total current assets                              90,578       36,962

Property and equipment, net                       10,018        2,987

Intangible assets, net                            45,522          205
Goodwill                                          38,786        8,905
Deferred tax assets                               11,860           --
Other assets                                         506          326
                                            ------------- ------------
Total assets                                $    197,270  $    49,385
                                            ============= ============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses     $     11,162  $     5,574
  Deferred revenue                                11,449        7,816
  Current portion of long-term debt                   47           47
                                            ------------- ------------
Total current liabilities                         22,658       13,437
Deferred tax liabilities                          18,401           --
Long term debt                                       106          106
Other liabilities                                    811          505
                                            ------------- ------------
Total liabilities                                 41,976       14,048

Stockholders' equity:
  Common stock                                       310          230
  Additional paid-in-capital                     188,372       77,550
  Deferred compensation                               --         (221)
  Accumulated deficit                            (33,388)     (42,222)
                                            ------------- ------------
Total stockholders' equity                       155,294       35,337
                                            ------------- ------------
Total liabilities and stockholders' equity  $    197,270  $    49,385
                                            ============= ============

Note: Certain amounts as of December 31, 2005 have been reclassified to conform to the current presentation.




                            The Knot Inc.
                Consolidated Statements of Operations
               (in thousands, except per share amounts)

                      Three months ended         Nine months ended
                         September 30,             September 30,
                   ---------------------------------------------------
                       2006         2005         2006         2005
                   ---------------------------------------------------
                   (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
Net revenues:
Online sponsorship
 and advertising   $     9,380  $     6,687  $    25,533  $    18,516
Registry services          955           63        1,098          210
Merchandise              4,273        3,275       12,166       10,581
Publishing and
 other                   3,898        3,092       12,190        9,309
                   ------------ ------------ ------------ ------------
Total net revenues      18,506       13,117       50,987       38,616

Cost of revenues         4,200        3,048       11,388        8,835
                   ---------------------------------------------------

Gross profit            14,306       10,069       39,599       29,781

Operating
 expenses:
Product and
 content
 development             2,170        1,743        5,784        5,197
Sales and
 marketing               4,657        3,516       13,740       10,674
General and
 administrative          4,233        3,917       10,820       10,891
Depreciation and
 amortization              975          341        1,800          901
                   ---------------------------------------------------
Total operating
 expenses               12,035        9,517       32,144       27,663

Income from
 operations              2,271          552        7,455        2,118

Interest and other
 income, net             1,082          207        1,745          504
                   ---------------------------------------------------

Income before
 income taxes      $     3,353          759  $     9,200        2,622
Provision for
 income taxes               90           37          366          151

Net income         $     3,263  $       722  $     8,834  $     2,471
                   ===================================================

Basic earnings per
 share             $      0.12  $      0.03  $      0.36  $      0.11
                   ===================================================
Diluted earnings
 per share         $      0.11  $      0.03  $      0.33  $      0.10
                   ===================================================

Weighted average
 number of common
 shares
 outstanding
  Basic             27,472,080   22,802,123   24,592,760   22,623,619
                   ===================================================
  Diluted           29,766,300   25,085,676   27,059,012   24,701,236
                   ===================================================

Note: Certain amounts for the three and nine months ended
September 30, 2005 have been reclassified to conform to the current presentation.




    CONTACT: VMW Corporate & Investor Relations
             Vicki Weiner/Sylvia Dresner, 212-616-6161 info@vmwcom.com